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                                                                       EXHIBIT 4

                                                                          021997


                            RELIANCE BANCSHARES, INC.
                             1997 STOCK OPTION PLAN

1.       PURPOSE.

         The purpose of the Reliance Bancshares, Inc. (the "Holding Company") 1997 Stock Option Plan (the "Plan") is to advance the interests of the Holding Company and its shareholders by providing those key employees and directors of the Holding Company and its Affiliates, including Reliance Savings Bank (the "Bank"), upon whose judgment, initiative and efforts the successful conduct of the business of the Holding Company and its affiliates largely depends, with additional incentive to perform in a superior manner. A purpose of the Plan is also to attract people of experience and ability to the service of the Holding Company and its Affiliates.


2.       DEFINITIONS.

         (a) "Affiliate" means (i) a member of a controlled group of corporations of which the Holding Company is a member or (ii) an unincorporated trade or business which is under common control with the Holding Company as determined in accordance with Section 414(c) of the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations issued thereunder. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(C).

         (b) "Award" means a grant of Non-statutory Stock Options or Incentive Stock Options under the provisions of this Plan.

         (c) "Board of Directors" or "Board" means the board of directors of the Holding Company.

         (d) "Change in Control" of the Holding Company means a Change in Control of a nature that: (i) would be required to be reported in response to
Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Home Owners Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the effective date of this Plan; or (iii) without limitation shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 25% or more of the Bank's or the
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Holding Company's outstanding securities ordinarily having the right to vote at the election of directors except for any securities of the Bank purchased by the Holding Company in connection with the conversion of the Bank to the stock form and any securities purchased by the Bank's employee stock benefit plans; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board"), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's shareholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, a merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction in which the Bank or Holding Company is not the surviving institution is approved by shareholders and becomes effective; or (d) a proxy statement soliciting proxies from stockholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or the Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or Property or securities not issued by the Bank or the Holding Company shall be distributed and shareholders approve the action disclosed in the proxy materials.

         (e) "Committee" means a committee consisting of two or more Non-Employee Directors appointed by the Board pursuant to Section 3 hereof. "Non-Employee Director," as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission ("SEC") under the Exchange Act, means a director who (i) is not currently an officer or otherwise employed by the Holding Company or the Bank, or a parent or other subsidiary of the Holding Company, (ii) does not receive compensation for consulting services or in any other capacity from the Holding Company or the Bank in excess of $60,000 in any one year, and (iii) does not possess an interest in and is not engaged in business relationships required to be reported under Items 404(a) or 404(b) of Regulation S-K promulgated under the Exchange Act.

         (f) "Common Stock" means the Common Stock of the Holding Company, par value, $1.00 per share.

         (g) "Date of Grant" means the date an Award is effective pursuant to the terms hereof.






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         (h) "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an Employee to perform the work customarily assigned to him and the inability of an Outside Director to perform the services customarily performed by an Outside Director. Additionally, a medical doctor selected or approved by the Committee must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said participant's lifetime.

         (i) "Employee" means any person who is currently employed by the Holding Company or any Affiliate.

         (j) "Fair Market Value" means, when used in connection with the Common Stock on a certain date, the closing price as reported by the National Association of Securities Dealers Automated Quotation System (as published by the Wall Street Journal, if published) on such date or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon or the last previous date on which a sale is reported.

         (k) "Incentive Stock Option" means an Option granted by the Committee to a Participant, which Option is designed as an Incentive Stock Option pursuant to Section 8 of this Plan.

         (l) "Non-statutory Stock Option" means an Option granted to a participant and which is not an Incentive Stock Option.

         (m) "Option" means an Award granted under Section 7 or Section 8 of this Plan.

         (n) "Outside Director" means a member of the Board of Directors of the Holding Company or the Bank, not also serving as an Employee of the Holding Company or any of its Affiliates.

         (o) "Participant" means an employee of the Holding Company or its affiliates chosen by the Committee to participate in the Plan, or an Outside Director.

         (p) "Plan Year(s)" means a calendar year or years commencing on or after January 1, 1997.

         (q) "Termination for Cause" means the termination upon personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or the material breach of any provisions of an Employee's employment contract.






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3.       ADMINISTRATION.

         The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it sees necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it sees as necessary or advisable with respect to Participants. All determinations and interpretations made by the Committee shall be binding and conclusive on such Participants and on their legal representatives and beneficiaries.


4.       TYPES OF AWARDS.

         Awards under the Plan may be granted in any one or a combination of:

         (a)      Non-statutory Stock Options; and

         (b)      Incentive Stock Options;

as defined in paragraphs 7 and 8 of the Plan.


5.       STOCK SUBJECT TO THE PLAN.

         Subject to adjustment as provided in Section 14, the maximum number of shares reserved for purchase pursuant to the exercise of options granted under the Plan is 256,234 shares of Common Stock of the Holding Company, par value $1.00 per share. These shares of Common Stock may be either authorized but unissued shares or shares previously issued and reacquired by the Holding Company. To the extent that options are granted under the Plan, the shares underlying such options will be unavailable for future grants under the Plan except that, to the extent that options granted under the Plan terminate, expire or are canceled without having been exercised new Awards may be made with respect to these shares.


6.       ELIGIBILITY.

         Officers and other Employees (including Employees who are also directors of the Holding Company or its Affiliates) shall be eligible to receive Incentive Stock Options and Non-statutory Stock Options under the Plan. Outside Directors shall be eligible to receive Non-statutory Stock Options under the Plan.






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7.       NON-STATUTORY STOCK OPTIONS.

         7.1 Grant of Non-statutory Stock Options.

         (a) Grants to Employees. The Committee may, from time to time, grant Non-statutory Stock Options to Employees and, upon such terms and conditions as the Committee may determine, grant Non-statutory Stock Options in exchange for and upon surrender of previously granted Awards under this Plan.

         (b) Grants to Outside Directors. The Board may, from time to time, grant Non-statutory Stock Options to Outside Directors and, upon such terms and conditions as the Board may determine, grant Non-statutory Stock Options in exchange for and upon surrender of previously granted Awards under this Plan.

         (c) Terms of Non-Statutory Options. Non-statutory Stock Options granted under this Plan are subject to the following terms and conditions:

             (i) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-statutory Stock Option shall be determined on the date the option is granted. Such purchase price shall be the Fair Market Value of the Holding Company's Common Stock on the Date of Grant or such greater amount as determined by the Committee with respect to Employees or by the Board with respect to Outside Directors. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Holding Company at the Fair Market Value of such shares on the date of surrender determined in the manner described in Section 2(j) of the Plan.

             (ii) Terms of Options. The term during which each Non-statutory Stock Option may be exercised shall be 10 years from the Date of Grant, or such shorter period determined by the Committee with respect to Employees or by the Board with respect to Outside Directors. The Committee shall determine with respect to Employees, and the Board shall determine with respect to Outside Directors the date on which each Non-statutory Stock Option shall become exercisable and may provide that a Non-statutory Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable. The Committee may, in its sole discretion, accelerate the time at which any Non-statutory Stock Option granted to an Employee may be exercised in whole or in part. The Board may, in its sole discretion accelerate the time at which any Non-statutory Stock Option granted to an Outside Director may be exercised in whole or in part. Notwithstanding the above, in the event of a Change in Control of the Holding Company, all Non-statutory Stock Options shall become immediately exercisable.





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             (iii) Termination of Service. Upon the termination of a
Participant's service for any reason other than Disability, death, retirement or Termination for Cause, the Participant's Non-statutory Stock Options shall be exercisable only as to those shares which were immediately purchasable by the Participant at the date of termination and only for a period of three months following termination. In the event of Termination for Cause, all rights under the Participant's Non-statutory Stock Options shall expire upon termination. In the event of the death, retirement or Disability of any Participant or a Change in Control, all Non-statutory Stock Options held by the Participant, whether or not exercisable at such time, shall be exercisable by the Participant or his legal representatives or beneficiaries of the Participant for one year or such longer period as determined by the Committee following the date of the Participant's death, or cessation of service due to Disability or retirement, or following a Change in Control; provided that in no event shall the period extend beyond the expiration of the Non-statutory Stock Option term. For purposes of this Section a Participant who has served as both an Employee and as a member of the Board of Directors shall have terminated service only when he has terminated service as both an Employee and a director. The Committee (with respect to Employees) and the Board (with respect to Outside Directors) at the time of grant or thereafter, may extend the period of non-statutory Stock Option exercise on a Participant's termination of service to a period not exceeding 5 years, provided that in no event shall the period extend beyond the expiration of the non-statutory Stock Option term.


8.       INCENTIVE STOCK OPTIONS.

         8.1 Grant of Incentive Stock Options.

         The Committee may, from time to time, grant Incentive Stock Options to Employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

         (a) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Holding Company's Common Stock on the Date of Grant. However, if a Participant owns Common Stock possessing more than 10% of the total combined voting power of all classes of Common Stock of the Holding Company (or under Section 425(d) of the Code is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Holding Company's Common Stock on the Date of Grant. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the






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Holding Company at the Fair Market Value of such shares on the date of surrender determined in the manner described in Section 2(j).

         (b) Amounts of Options. Incentive Stock Options may be granted to any Employee in such amounts as determined by the Committee. In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this Section 8.1(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an award under this Section 8.1 exceeds this $100,000 limit, the portion of the award in excess of such limit shall be deemed a Non-statutory Stock Option.

         (c) Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If at the time an Incentive Stock Option is granted to an Employee, the Employee owns Common Stock representing more than 10% of the total combined voting power of the Holding Company (or, under Section 425(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock) the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his lifetime only by the Employee to whom it is granted.

         The Committee shall determine the date on which each Incentive Stock Option shall become exercisable and may provide that an Incentive Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code. The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part, provided that it is consistent with the terms of Section 422 of the Code. Notwithstanding the above, in the event of a Change in Control of the Holding Company, all Incentive Stock Options shall become immediately exercisable.







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         (d) Termination of Employment. Upon the termination of a Participant's service for any reason other than Disability, Change in Control, death, retirement or Termination for Cause, the Incentive Stock Options shall be exercisable only as to those shares which were immediately purchasable by the Participant at the date of termination and only for a period of three months following termination. In the event of Termination for Cause all rights under the Participant's Incentive Stock Options shall expire upon termination.

         In the event of death, retirement or Disability of any Employee, all Incentive Stock Options held by such Participant, whether or not exercisable at such time, shall be exercisable by the Participant or the Participant's legal representatives or beneficiaries for one year following the date of the Participant's death, retirement or cessation of employment due to Disability; provided, however, that such option shall not be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than three months following the date of the Participant's cessation of employment. Upon termination of the Participant's service due to a Change in Control, all Incentive Stock Options held by such Participant, whether or not exercisable at such time, shall be exercisable for a period of one year following the date of Participant's cessation of employment; provided however, that such option shall not be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than three months following the date of the Participant's cessation of employment. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term. For purposes of this Section a Participant who has served as both an Employee and as a member of the Board of Directors shall have terminated service only when he has terminated service as both an Employee and a director.

         The Committee, at the time of grant or thereafter, may extend the period Incentive Stock Option exercise on a Participant's termination of service to a period not exceeding 5 years, provided, however, that such option shall not be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than three months following the date of the Participant's cessation of employment. Notwithstanding anything to the contrary contained herein, in no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

         (e) Compliance with Code. The options granted under this Section 8 of the Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, but the Holding Company makes no warranty as to the qualification of any option as an incentive stock option within the meaning of
Section 422 of the Code.





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9.       SURRENDER OPTION.

         In the event of a Participant's termination of employment (or service as a Director), the Participant (or the Participant's Personal representative(s), heir(s), or devisee(s)) may, in a form acceptable to the Committee make application to surrender all or part of options held by such Participant in exchange for a cash payment from the Holding Company of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of termination and the exercise price per share of the option on the Date of Grant. Whether the Committee accepts such application or determines to make payment, in whole or part, is within its absolute and sole discretion, it being expressly understood that the Committee is under no obligation to any Participant whatsoever to make such payments. In the event that the Committee accepts such application and the Holding Company determines to make payment, such payment shall be in lieu of the exercise of the underlying option and such option shall cease to be exercisable.


10.      RIGHTS OF A SHAREHOLDER; LIMITED TRANSFERABILITY.

         No Participant shall have any rights as a shareholder with respect to any shares covered by a Non-statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ of the Holding Company or its Affiliates or to continue to perform services for the Holding Company or its Affiliates or interferes in any way with the right of the Holding Company or its Affiliates to terminate a Participant's services as an officer or other Employee at any time.

         No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his or her lifetime only by the Participant to whom it is granted.

         Non-statutory Stock Options granted hereunder may be exercised only during a Participant's lifetime by the Participant, the Participant's guardian or legal representative or by a permissible transferee. Non-statutory Stock Options shall be transferable by Participants pursuant to the laws of descent and distribution upon a Participant's death, and during a Participant's lifetime, Non- statutory Stock Options shall be transferable by Participants to members of their immediate family, trusts for the benefit of members of their immediate family, and charitable institutions ("permissible transferee") to the extent permitted under Section 16 of the Exchange Act and subject to federal and state securities laws. The term "immediate family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling,






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mother-in-law, father-in-law, son-in-law, sister-in-law, or brother-in-law and shall include adoptive relationships.

         The Committee shall have the authority to establish rules and regulations specifically governing the transfer of stock options granted under this Plan as it deems necessary and advisable.


11.      AGREEMENT WITH GRANTEES.

         Each Award of Options will be evidenced by a written agreement, executed by the Participant and the Holding Company or its Affiliates which describes the conditions for receiving the Awards including the date of Award, the purchase price if any, applicable periods, and any other terms and conditions as may be required by applicable securities law.


12.      DESIGNATION OF BENEFICIARY.

         A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any stock option Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Holding Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant's estate will be deemed to be the beneficiary.


13.      DILUTION AND OTHER ADJUSTMENTS.

         In the event of any change in the outstanding shares of Common Stock of the Holding Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Holding Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

         (a) adjustments in the aggregate number or kind of shares of Common Stock which may be awarded under the Plan;

         (b) adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan;

         (c) adjustments in the purchase price of outstanding Incentive and/or Non-statutory Stock Options.







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         No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award.


14.      WITHHOLDING.

         There may be deducted from each distribution of cash and/or Common Stock under the Plan the amount of tax required by any governmental authority to be withheld.


15.      AMENDMENT OF THE PLAN.

         The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect; provided however, that Sections 7.1 and 8.1 governing grants shall not be amended more than once every six months other than to comport with the Code or the Employee Retirement Income Security Act of 1974, as amended, if applicable.

         The Board may determine that shareholder approval of any amendment to this Plan may be advisable for any reason, including but not limited to, for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange listing requirements.


         No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award.


16.      EFFECTIVE DATE OF PLAN.

         The Plan shall become effective as of the date the Plan is approved by shareholders at an annual or special meeting of shareholders (the "Effective Date"). The Plan also shall be presented to shareholders of the Holding Company for ratification for purposes of: (i) satisfying one of the requirements of
Section 422 of the Code governing the tax treatment for Incentive Stock Options; and (ii) maintaining listing on the NASDAQ National Market System.


17.      TERMINATION OF THE PLAN.

         No Awards under the Plan shall be granted more than ten (10) years after the Effective Date of the Plan. The Board of Directors






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has the right to suspend or terminate the Plan at any time. No termination shall, without the consent of a Participant, adversely affect such individual's rights under a previously granted award.

         Notwithstanding the prohibitions on the adjustments and amendments which materially change the value of benefit available to a Participant under a previously granted Award contained in Sections 13 and 15, the Board may, in connection with a Change in Control, terminate the Plan and require the Participants to accept cash equal to the difference between the price at which Common Stock may be purchased through the Participant's Option and the value of cash or stock consideration received by shareholders of the Holding Company in connection with the Change in Control.


18.      APPLICABLE LAW.

         The Plan will be administered in accordance with the laws of the State of Wisconsin to the extent not Preempted by Federal law as now or hereafter in effect.


19.      COMPLIANCE WITH SECTION 16.

         With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.


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Date Adopted                                   (Signature)
                                               Title


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Date Approved by                               Secretary
Stockholders









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